EXHIBIT 32.1

            STATEMENT OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE




     In connection with the Quarterly Report on Form 10-QSB of Blue Industries, Inc. (the "Company") 10-QSB for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick Gouverneur, the principal executive and principal financial officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Patrick Gouverneur
--------------------------
Patrick Gouverneur
Principal executive officer
December 1, 2003